UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 20, 2009

JAVO BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26897	48-1264292
(State or other jurisdiction	(Commission File Number)	I.R.S. Employer
of incorporation)		Identification Number

1311 Specialty Drive, Vista, CA	92081
(Address of principal executive office)	(Zip Code)

(760) 560-5286

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 20, 2009, Javo Beverage Company, Inc. (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain accredited investors, including William Baker, a director of the Company, (the “Investors”) for the sale of an aggregate of $3,540,000 in principal amount of senior subordinated promissory notes (the “Notes”) and an aggregate of 17,700,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”).  The Notes and the Shares are being sold as units (the “Units”), with each Unit consisting of $100,000 in principal amount of Notes and 500,000 shares of common stock; the Units are sold at $100,000 per Unit.  The private placement offering of the Units (the “Offering”), which is expected to close in multiple closings on or before February 28, 2009, has a maximum aggregate offering size of $20 million.

The Notes bear simple interest at the rate of 10% per annum, are payable upon demand at any time on or after January 1, 2017, and may be prepaid by the Company without penalty at any time.  Interest under the Notes is payable in consecutive quarterly installments beginning on April 1, 2009 and principal and interest become payable in quarterly installments commencing on April 1, 2012.  The obligations represented by the Notes and the payment of the principal and interest on the Notes are subordinate and subject to certain existing promissory notes issued by the Company in private placement offerings conducted from 2002 to 2005, capital leases, senior debt and certain other permitted indebtedness.

The Company will use a portion of the proceeds from the Offering to pay down some or all of the certain senior convertible promissory notes comprising an original aggregate principal amount of $21,000,000 issued by the Company in December 2006 (the “Existing Promissory Notes”) and to redeem certain warrants that had been issued contemporaneously with the Existing Promissory Notes.

Each Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and both the Notes and the Shares will be issued without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  Under the Purchase Agreement, the Company has no obligations to register the Shares or the Notes for resale by the Investors.  Accordingly, the Company expects that any public resale of the Shares will be made pursuant to Rule 144 of the Securities Act once the relevant requirements of that rule have been satisfied.

The foregoing descriptions of the Note and the Purchase Agreement are summaries of the material terms of such agreements, do not purport to be complete and are qualified in their entirety by reference to the form of Note and the Purchase Agreement, copies of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 with respect to the issuance of the Shares is incorporated by reference into this Item 3.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 26, 2009	JAVO BEVERAGE COMPANY, INC.

	By:	/s/ Richard A. Gartrell
Richard A. Gartrell
Chief Financial Officer